EXHIBIT 23.0
                   RECKSON MANAGEMENT GROUP, INC. 401(K) PLAN



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38814), pertaining to the Reckson Management Group, Inc. 401(k) Plan, of our report dated June 26, 2001, with respect to the financial statements and supplemental schedule of the Reckson Management Group, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                           /s/ Ernst & Young LLP
New York, New York
June 26, 2001